Exhibit 10.1

LETTER AGREEMENT MODIFYING THE TERMS OF CERTAIN
LOAN DOCUMENTS BY AND BETWEEN GREAT WESTERN BANK,
LENDER, AND TOWER TECH SYSTEMS INC., BORROWER

This Letter Agreement (“Agreement”) dated April 5, 2010, by and among Great Western Bank (“Lender”), Tower Tech Systems Inc. (“Borrower”), and Broadwind Energy, Inc. (“Guarantor”), is intended to modify certain terms, provisions, and conditions of certain Loan Documents (hereinafter defined), each as modified by a Letter Agreement dated April 28, 2009, as further modified by a Change in Terms Agreement and Letter Agreement, each dated December 22, 2009, as further modified by a Change in Terms Agreement and Letter Agreement, each dated February 16, 2010, executed in connection with that certain loan (the “Loan”) made by Lender to Borrower for the purpose of financing a manufacturing facility in Brandon, South Dakota (the “Project”) on land legally described on Exhibit A attached hereto.

The “Loan Documents” being modified hereby are as follows:

•                  Promissory Note from Borrower to Lender dated April 28, 2009 (the “Promissory Note”);

•                  Commercial Guaranty from Guarantor to Lender dated April 27, 2009 (the “Commercial Guaranty”); and

•                  Mortgage - Collateral Real Estate Mortgage - 180 Day Redemption from Borrower to Lender dated April 28, 2009 (the “Mortgage”).

In addition, that certain Construction Loan Agreement between Borrower and Lender dated April 28, 2009, as modified, is being terminated and replaced in its entirety by that certain Business Loan Agreement between Borrower and Lender of even date herewith (the “Loan Agreement”), as modified hereby. :

Modifications to Promissory Note

1.               At the top of the first page of the Promissory Note, each reference to a principal amount of $10,000,000 is changed to $6,500,000, and the reference to a maturity date of January 5, 2010 is changed to November 5, 2016.

2.               The first paragraph of the Promissory Note entitled PROMISE TO PAY is amended to read as follows:

TOWER TECH SYSTEMS INC. (“Borrower”) promises to pay to GREAT WESTERN BANK (“Lender”), in lawful money of the United States of America, the principal amount of Six Million Five Hundred Thousand Dollars ($6,500,000), or so much as may be outstanding, together with interest on the unpaid outstanding principal balance, calculated as described in the “INTEREST CALCULATION METHOD” paragraph using an interest rate of eight and one-half percent (8.5%) per annum based on a year of 360 days. The interest rate may change under the terms and conditions of the “INTEREST AFTER DEFAULT” section.

3.               The second paragraph of the Promissory Note entitled PAYMENT is amended to read as follows:

Interest payments calculated on the principal amount of the loan remaining unpaid from time to time will be due commencing May 5, 2010, and continuing on the 5th day of each month thereafter until maturity on November 5, 2016 or such earlier date as the entire unpaid principal balance of this Note shall have been paid in full. In addition to the monthly interest payments, principal payments in the sum of $83,333.00 will be payable monthly commencing May 5, 2010, and continuing on the 5th day of each month thereafter until maturity on November 5, 2016, if not sooner paid.

4.               The sentence headed Change in Ownership under DEFAULT on the first page of the Promissory Note is deleted in its entirety.

5.               In the paragraph headed COLLATERAL on the first page of the Promissory Note, the following is deleted: “AN ASSIGNMENT OF DEPOSIT ACCOUNT SAVINGS #1347401.”

6.               The paragraph headed LINE OF CREDIT on the first page of the Promissory Note is deleted in its entirety.

Modification to Commercial Guaranty

1.               The definition of “Note” on page 2 of the Commercial Guaranty is hereby amended to read as follows:

Note. The word “note” means the promissory note from Borrower to Lender, dated April 28, 2009, in the original amount of $10,000,000, as reduced to $6,500,000 by a Change in Terms Agreement and Letter Agreement Modifying the Terms of Certain Loan Documents by and Between Great Western Bank, Lender, and Tower Tech Systems Inc., Borrower, each dated April 5, 2010, together with all renewals of, extensions of, modifications of, refinancings of consolidations of, and substitutions for the promissory note or agreement.

Modifications to Business Loan Agreement

1.               The representations by Borrower on pages 1 and 2 in the paragraph under the heading Properties are limited to Borrower’s properties in Brandon, South Dakota.

2.               The first line on page 2 in the paragraph under the heading Hazardous Substances is revised to read as follows:

Except as disclosed to and acknowledged by Lender in writing, and except in compliance with Environmental Laws, Borrower represents and warrants that: (1) During the

The remainder of that paragraph remains the same.

3.               On page 2, the last line of the paragraph headed Litigation and Claims shall have added to it the words “in each case, of which the Borrower has actual knowledge.”

4.               On pages 3 and 4, the paragraphs under the headings Indebtedness and Liens and Loans, Acquisitions and Guaranties are deleted in their entirety.

5.               The sentence headed Change in Ownership under DEFAULT on page 4 is deleted in its entirety.

6.               On page 5, the paragraph under the heading Subsidiaries and Affiliates of Borrower is deleted in its entirety.

7.               On page 6, the definition of Note is hereby amended to read as follows:

Note. The word “Note” means the Promissory Note executed by TOWER TECH SYSTEMS INC. dated April 28, 2009, in the principal amount of $10,000,000, as reduced to $6,500,000 by a Change in Terms Agreement and Letter Agreement Modifying the Terms of Certain Loan Documents by and Between Great Western Bank, Lender, and Tower Tech Systems Inc., Borrower, each dated April 5, 2010, together with all renewals of, extensions of, modifications of, refinancings of consolidations of, and substitutions for the note or credit agreement.

Modifications to Mortgage:

1.               The Amendment to Mortgage attached hereto shall be executed and recorded in Minnehaha County, South Dakota.

IN WITNESS WHEREOF, Lender, Borrower and Guarantor have entered into this Letter Agreement as of the 5th day of April, 2010.

LENDER:		BORROWER:

GREAT WESTERN BANK		TOWER TECH SYSTEMS INC.

By:	/s/ Gerald E. Kruger	By:	/s/ Michael L. Salutz
Gerald E. Kruger, Senior Vice President		Michael L. Salutz, Group Controller and Treasurer

GUARANTOR:

BROADWIND ENERGY, INC.

By:	/s/ Stephanie K. Kushner
Stephanie K. Kushner, Chief Financial Officer

EXHIBIT A

LEGAL DESCRIPTION

Lot 3 in Block 1 of Corson Development Park Addition to the City of Brandon, Minnehaha County, South Dakota, according to the recorded plat thereof.